Exhibit 23.2

Onestop Assurance PAC
Co. Registration No.: 201823302D
10 Anson Road #21-14
International Plaza
Singapore, 079903
Email: audit@onestop-audit.com
Website: www.onestop-audit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ OneStop Assurance PAC

Singapore

December 31, 2025